ADMINISTRATIVE AGREEMENT

         This agreement (the "Agreement") is made as of this 1st day of November, 2005, by and between the Oregon corporations and the Massachusetts and Oregon business trusts acting on behalf of their series all as listed on Schedule A hereto (as the same may from time to time be amended to add or delete one or more series of such trusts) (each such trust and corporation being hereinafter referred to as a "Trust" and each series of a Trust, if any, being hereinafter referred to as a "Fund" with respect to that Trust, but for any Trust that does not have any separate series, then any reference to the "Fund" is a reference to that Trust), and Columbia Management Advisors, LLC ("CMA"), a Delaware limited liability company.

         WHEREAS, each Trust is a registered investment company and desires that CMA perform certain services for the Funds; and

         WHEREAS, CMA is willing to perform such services upon the terms and subject to the conditions set forth herein.

         NOW THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereto agree as follows:

1. Appointment. Each Trust hereby appoints CMA to act as administrator for its Funds, and CMA accepts such appointment and will perform the respective duties and functions of such offices in the manner hereinafter set forth.

2. Administrative Services. Subject to the terms of this Agreement and the supervision and control of the relevant Trust's Board of Trustees (the "Trustees"), CMA agrees to provide the services indicated for each Fund on Schedule B hereto.

3. Use of Affiliated Companies and Subcontractors. In connection with the services to be provided by CMA under this Agreement, CMA may, to the extent it deems appropriate, and subject to compliance with the requirements of applicable laws and regulations and upon receipt of approval of the Trustees, make use of (i) its affiliated companies and their directors, trustees, officers and employees and (ii) subcontractors selected by it, provided that it shall supervise and remain fully responsible for the services of all such third parties in accordance with and to the extent provided in this Agreement. All costs and expenses associated with services provided by any such third parties shall be borne by CMA or such parties.

4. Expenses Borne By Trust. Except to the extent expressly assumed by CMA herein or under a separate agreement between a Trust and CMA and except to the extent required by law to be paid by CMA, each Trust shall pay all costs and expenses incidental to its organization, operations and business. Without limitation, such costs and expenses shall include but not be limited to:

(a) All charges of depositories, custodians and other agencies for the safekeeping and servicing of its cash, securities, and other property;

(b) All charges for equipment or services used for obtaining price quotations or for communication between CMA or the Trust and the custodian, transfer agent or any other agent selected by the Trust;

(c) All charges for investment advisory, portfolio management, transfer agency and accounting services provided to the Trust by CMA, or any other provider of such services;

(d) All charges for services of the Trust's independent auditors and for services to the Trust by legal counsel;

(e) All compensation of the Trustees, other than those affiliated with CMA, all expenses incurred in connection with their services to the Trust, and all expenses of meetings of the Trustees or committees thereof;

(f) All expenses incidental to holding meetings of shareholders, including printing and of supplying each record-date shareholder with notice and proxy solicitation material, and all other proxy solicitation expenses;

(g) All expenses of printing of annual or more frequent revisions of the Trust's Prospectus(es) and of supplying each then-existing shareholder with a copy of a revised Prospectus;

(h) All expenses related to preparing and transmitting certificates representing the Trust's shares;

(i) All expenses of bond and insurance coverage required by law or deemed advisable by the Trustees;

(j) All brokers' commissions and other normal charges incident to the purchase, sale, or lending of Fund securities;

(k) All taxes and governmental fees payable to federal, state or other governmental agencies, domestic or foreign, including all stamp or other transfer taxes;

(l) All expenses of registering and maintaining the registration of the Trust under the Investment Company Act of 1940, as amended (the "1940 Act") and, to the extent no exemption is available, expenses of registering the Trust's shares under the Securities Act of 1933, as amended, of qualifying and maintaining qualification of the Trust and of the Trust's shares for sale under securities laws of various states or other jurisdictions and of registration and qualification of the Trust under all other laws applicable to the Trust or its business activities;

(m) All interest on indebtedness, if any, incurred by the Trust or its Fund; and

(n) All fees, dues and other expenses incurred by the Trust in connection with membership of the Trust in any trade association or other investment company organization.

5. Allocation Of Expenses Borne By Trust. Any expenses borne by a Trust that are attributable solely to the organization, operation or business of a constituent Fund shall be paid solely out of such Fund's assets. Any expense borne by a Trust which is not solely attributable to a constituent Fund, nor solely to any other series of shares of the Trust, shall be apportioned in such manner as CMA determines is fair and appropriate, or as otherwise specified by the Trustees.

6. Expenses Borne By CMA. CMA at its own expense shall furnish all executive and other personnel, office space, and office facilities required to render the services set forth in this Agreement. However, CMA shall not be required to pay or provide any credit for services provided by the Trust's custodian or other agents without additional cost to the Trust.

         In the event that CMA pays or assumes any expenses of a Trust or a Fund not required to be paid or assumed by CMA under this Agreement, CMA shall not be obligated hereby to pay or assume the same or similar expense in the future; provided that nothing contained herein shall be deemed to relieve CMA of any obligation to a Trust or a Fund under any separate agreement or arrangement between the parties.

7. Administration Fee. Each Trust shall pay to CMA, or to such person(s) as CMA may from time to time instruct, for services rendered and costs incurred in connection with the performance of duties hereunder, such compensation and reimbursement as may from time to time be agreed to by the Trust and CMA.

8. Non-Exclusivity. The services of CMA to the Trusts and Funds hereunder are not to be deemed exclusive and CMA shall be free to render similar services to others.

9. Standard Of Care. Neither CMA, nor any of its directors, officers or stockholders, agents or employees shall be liable to any Trust, Fund, or its shareholders for any action taken or thing done by it or its subcontractors or agents on behalf of the Trust or Fund in carrying out the terms and provisions of this Agreement if done in good faith and without gross negligence, willful misfeasance or reckless disregard of duties and obligations hereunder on the part of CMA, its subcontractors, or agents.

10. Effective Date, Amendment, And Termination. This Agreement shall become effective as to each Fund as of the effective date for Fund specified in Schedule A hereto and, unless terminated as hereinafter provided, shall remain in effect with respect to the Fund thereafter from year to year so long as such continuance is specifically approved with respect to the Fund at least annually by a majority of the Trustees who are not interested persons of the relevant Trust or CMA.

         As to any Trust or Fund, this Agreement may be modified or amended from time to time by mutual agreement between CMA and the Trust and may be terminated by CMA or the Trust by at least sixty (60) days' written notice given by the terminating party to the other party. Upon termination as to a Fund, the relevant Trust shall pay to CMA such compensation as may be due under this Agreement as of the date of such termination and shall reimburse CMA for its costs, expenses, and disbursements payable under this Agreement to such date. In the event that, in connection with a termination, a successor to any of the duties or responsibilities of CMA hereunder is designated by the Trust by
written notice to CMA, upon such termination CMA shall promptly, and at the expense of the Trust or Fund with respect to which this Agreement is terminated, transfer to such successor all relevant books, records, and data established or maintained by CMA under this Agreement and shall cooperate in the transfer of such duties and responsibilities, including provision, at the expense of the Fund, for assistance from CMA personnel in the establishment of books, records, and other data by such successor.

11. Assignment. Any interest of CMA under this Agreement with respect to any Trust shall not be assigned either voluntarily or involuntarily, by operation of law or otherwise, without the prior written consent of the Trust.

12. Books And Records. CMA shall maintain, or oversee the maintenance by such other persons as may from time to time be approved by the Trustees to maintain, the books, documents, records and data required to be kept by each Trust under the 1940 Act, the laws of the Commonwealth of Massachusetts or State of Oregon or such other authorities having jurisdiction over the Trust or Fund or as may otherwise be required for the proper operation of the business and affairs of the Trust or Fund (other than those required to be maintained by any investment adviser retained by the Trust on behalf of Fund in accordance with Section 15 of the 1940 Act).

         CMA will periodically send to each Trust all books, documents, records, and data of the Trust and Funds that are no longer needed for current purposes or required to be retained as set forth herein. CMA shall have no liability for loss or destruction of said books, documents, records, or data after they are returned to the appropriate Trust.

         CMA agrees that all such books, documents, records, and data which it maintains shall be maintained in accordance with Rule 31a-3 of the 1940 Act and that any such items maintained by it shall be the property of the relevant Trust. CMA further agrees to surrender promptly to a Trust any such items it maintains upon request, provided that CMA shall be permitted to retain a copy of all such items. CMA agrees to preserve all such items maintained under Rule 31a-1 for the period prescribed under Rule 31a-2 of the 1940 Act.

         Each Trust shall furnish or otherwise make available to CMA such copies of the financial statements, proxy statements, reports, and other information relating to the business and affairs of its Funds as CMA may, at any time or from time to time, reasonably require in order to discharge its obligations under this Agreement.

13. Confidentiality. CMA agrees on behalf of itself and its employees to treat confidentially and as proprietary information of each Trust all records and other information relative to the Trust and its prior, present or potential shareholders and not to use such records and information for any purpose other than performance of its responsibilities and duties under this Agreement, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where CMA may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities or when so requested by the Trust.

14. Compliance. CMA agree to comply with all applicable federal, state and local laws and regulations, codes, orders and government rules in the performance of its duties under this Agreement. CMA agree to provide each Trust with such certifications, reports and other information as the Trust may reasonably request from time to time to assist it in complying with, and monitoring for compliance with, applicable laws, rules and regulations.

15. Miscellaneous. This Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts.

         The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions of this Agreement or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

         A copy of the Agreement and Declaration of Trust of the Trusts that are organized as Massachusetts business trusts, as amended or restated from time to time, is on file with the Secretary of the Commonwealth of Massachusetts, and a copy of the Agreement and Declaration of Trust of the Trust that is organized as an Oregon business trust, as amended or restated from time to time, is on file with the Secretary of State of Oregon, and notice is hereby given that this Agreement is executed on behalf of each of these Trusts by an officer or Trustee of the Trust in his or her capacity as an officer or Trustee of the Trust and not individually and that the obligations of or arising out of this Agreement are not binding upon any of the Trustees, officers or shareholders individually but are binding only upon the assets and property of the Trust. Furthermore, notice is given that the assets and liabilities of each series of each Trust is separate and distinct and that the obligations of or arising out of this Agreement with respect to the series of each Trust are several and not joint, and to the extent not otherwise reasonably allocated among such series by the Trustees of the Trust, shall be deemed to have been allocated in accordance with the relative net assets of such series, and CMA agrees not to proceed against any series for the obligations of another series.

               [The remainder of this page intentionally left blank.]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

         COLUMBIA FUNDS TRUST I on behalf of its series listed on Schedule A COLUMBIA FUNDS TRUST II on behalf of its series listed on Schedule A COLUMBIA FUNDS TRUST III on behalf of its series listed on Schedule A COLUMBIA FUNDS TRUST IV on behalf of its series listed on Schedule A COLUMBIA FUNDS TRUST V on behalf of its series listed on Schedule A COLUMBIA FUNDS TRUST VI on behalf of its series listed on Schedule A COLUMBIA FUNDS TRUST VII on behalf of its series listed on Schedule A COLUMBIA FUNDS TRUST VIII on behalf of its series listed on Schedule A COLUMBIA FUNDS SERIES TRUST I on behalf of its series listed on
            Schedule A
         COLUMBIA FUNDS TRUST XI on behalf of its series listed on
            Schedule A
         CMG FUND TRUST on behalf of its series listed on Schedule A
         LIBERTY VARIABLE INVESTMENT TRUST on behalf of its series listed on
            Schedule A
         STEINROE VARIABLE INVESTMENT TRUST on behalf of its series listed on Schedule A
         COLUMBIA BALANCED FUND, INC.
         COLUMBIA DAILY INCOME COMPANY
         COLUMBIA FIXED INCOME SECURITIES FUND, INC.
         COLUMBIA HIGH YIELD FUND, INC.
         COLUMBIA INTERNATIONAL STOCK FUND, INC.
         COLUMBIA MID CAP GROWTH FUND, INC.
         COLUMBIA OREGON MUNICIPAL BOND FUND, INC.
         COLUMBIA REAL ESTATE EQUITY FUND, INC.
         COLUMBIA SHORT TERM BOND FUND, INC.
         COLUMBIA SMALL CAP GROWTH FUND, INC.
         COLUMBIA STRATEGIC INVESTOR FUND, INC.
         COLUMBIA TECHNOLOGY FUND, INC.

         By:/s/Christopher Wilson
              Name:  Christopher Wilson
              Title: President


                        COLUMBIA MANAGEMENT ADVISORS, LLC

         By:/s/J. Kevin Connaughton
              Name:  J. Kevin Connaughton
              Title: Managing Director

                                   SCHEDULE A



                    Trusts                       Funds



Columbia Funds Trust I                           Columbia High Yield Opportunity Fund
Columbia Funds Trust II                          Columbia Greater China Fund
                                                 Columbia Money Market Fund
Columbia Funds Trust III                         Columbia Liberty Fund
                                                 Columbia World Equity Fund
                                                 Columbia Core Bond Fund
Columbia Funds Trust IV                          Columbia Tax-Exempt Insured Fund
                                                 Columbia Utilities Fund
                                                 Columbia Municipal Money Market Fund
Columbia Funds Trust V                           Columbia Connecticut Tax-Exempt Fund
                                                 Columbia Massachusetts Tax-Exempt Fund
                                                 Columbia New York Tax-Exempt Fund
                                                 Columbia U.S. Treasury Index Fund
                                                 Columbia Massachusetts Intermediate Municipal Bond Fund
                                                 Columbia Connecticut Intermediate Municipal Bond Fund
                                                 Columbia New Jersey Intermediate Municipal Bond Fund
                                                 Columbia New York Intermediate Municipal Bond Fund
                                                 Columbia Rhode Island Intermediate Municipal Bond Fund
Columbia Funds Trust VI                          Columbia Small Cap Value Fund I
Columbia Funds Trust VIII                        Columbia Income Fund
                                                 Columbia Intermediate Bond Fund
Columbia Funds Series Trust I                    Columbia Strategic Income Fund
                                                 Columbia High Yield Municipal Fund
                                                 Columbia Federal Securities Fund
                                                 Columbia International Stock Fund
                                                 Columbia Tax-Managed Growth Fund
                                                 Columbia California Tax-Exempt Fund
                                                 Columbia Intermediate Municipal Bond Fund
                                                 Columbia Tax-Exempt Fund
Columbia Funds Trust XI                          Columbia Young Investor Fund
                                                 Columbia Growth Stock Fund
                                                 Columbia Asset Allocation Fund
                                                 Columbia Dividend Income Fund
                                                 Columbia Common Stock Fund
                                                 Columbia Large Cap Growth Fund
                                                 Columbia Disciplined Value Fund
                                                 Columbia Small Cap Core Fund
                                                 Columbia Small Company Equity Fund




CMG Fund Trust                                   CMG Strategic Equity Fund
                                                 CMG Small Cap Fund
                                                 CMG Small/Mid Cap Fund
                                                 CMG International Stock Fund
                                                 CMG Core Bond Fund
                                                 CMG High Yield Fund
                                                 CMG International Bond Fund
                                                 CMG Short Term Bond Fund
                                                 CMG Ultra Short Term Bond Fund
                                                 CMG Intermediate Bond Fund
                                                 CMG Core Plus Bond Fund
                                                 CMG Government Bond Fund
                                                 CMG Mortgage and Asset-Backed Securities Fund
                                                 CMG Small Cap Growth Fund
                                                 CMG Enhanced S&P 500 Index Fund
                                                 CMG Large Cap Value Fund
                                                 CMG Large Cap Growth Fund
                                                 CMG Mid Cap Value Fund
                                                 CMG Mid Cap Growth Fund
                                                 CMG Small Cap Value Fund
Liberty Variable Investment Trust                Columbia International Fund, VS
                                                 Liberty Growth & Income Fund, VS
                                                 Colonial Strategic Income Fund, VS
                                                 Colonial Small Cap Value Fund, VS
                                                 Liberty S&P 500 Index Fund, VS
                                                 Liberty Select Value Fund, VS
                                                 Columbia High Yield Fund, VS
SteinRoe Variable Investment Trust               Liberty Money Market Fund, VS
                                                 Liberty Federal Securities Fund, VS
                                                 Liberty Asset Allocation Fund, VS
                                                 Columbia Large Cap Growth Fund, VS
                                                 Liberty Small Company Growth Fund, VS


                                   SCHEDULE B

Except to the extent that CMA provides such services to a Fund under an investment advisory agreement, CMA will provide the following services, as applicable, to each Fund:

Subject to the general direction and control of the Board of Trustees of the Trust, CMA will perform such administrative services as may from time to time be reasonably requested by the Trust, which include without limitation:



            [[Columbia Funds Trust I, Columbia Funds Trust II, Columbia Funds Trust III, Columbia Funds Trust IV, Columbia Funds Trust V, Columbia Funds Trust VI, Columbia Funds Trust VII, Liberty
                           Variable Investment Trust]]

      (a) providing office space, equipment and clerical personnel necessary for maintaining the organization of the Fund and for performing the administrative functions herein set forth;

     (b) arranging, if desired by the Trust, for Trustees, officers and employees of CMA to serve as Trustees, officers or agents of the Fund if duly elected or appointed to such positions and subject to their individual consent and to any limitations imposed by law;

     (c) preparing and, if applicable, filing all documents required for compliance by the Fund with applicable laws and regulations, including registration statements, registration fee filings, semi-annual and annual reports to shareholders, proxy statements and tax returns [this does not apply to Columbia Tax-Managed Growth Fund];

     (d) preparation of agendas and supporting documents for and minutes of Trustees, committees of Trustees and shareholders;

     (e) coordinating and overseeing the activities of the Fund's other third-party service providers;

     (f) maintaining books and records of the Fund (exclusive of records required by Section 31(a) of the 1940
           Act;

     (g) monitoring the tax-efficiency of the Fund [this applies to Columbia Tax-Managed Growth Fund only];

     (h) monitoring compliance by the Fund with Rule 2a-7 under the 1940 Act and reporting to the Trustees from time to time with respect thereto [this applies to Columbia Money Market Fund and Columbia Municipal Money Market Fund only];

     (i) monitoring the investments and operations of any open-end investment company in which the Fund may invest and reporting to the Trustees from time to time with respect thereto [this applies to Columbia Money Market Fund and Columbia Municipal Money Market Fund only];

          [[CMG Funds Trust, Columbia Balanced Fund, Inc., Columbia Daily
           Income Company, Columbia Fixed Income Securities Fund, Inc., Columbia High Yield Fund, Inc., Columbia International Stock
            Fund, Inc., Columbia Mid Cap Growth Fund, Inc., Columbia Oregon Municipal Bond Fund, Inc., Columbia Real Estate Equity Fund, Inc., Columbia Short Term Bond Fund, Inc., Columbia Small Cap
            Growth Fund, Inc., Columbia Strategic Investor Fund, Inc., Columbia Technology Fund, Inc.]]

     (a) providing fund administration, including daily prospectus, investment restrictions, and 1940 Act compliance review, tax and distribution management, expense budgeting, performance reporting and statistical analysis, financial reporting and board reporting;



               [[Columbia Funds Trust VIII, Columbia Funds Series Trust I,
                            Columbia Funds Trust XI]]

     (a) preparation and maintenance of the Trust's registration statement with the Securities and Exchange Commission;

     (b) preparation and periodic updating of the prospectus and statement of additional information for the Fund;

     (c) preparation, filing with appropriate regulatory authorities, and dissemination of various reports for the Fund, including but not limited to semiannual reports to shareholders under Section 30(d) of the 1940 Act, annual and semiannual reports on Form N-SAR, and notices pursuant to Rule 24f-2;

     (d) arrangement for all meetings of shareholders, including the collection of all information required for preparation of proxy statements, the preparation and filing with appropriate regulatory agencies of such proxy statements, the supervision of solicitation of shareholders and shareholder nominees in connection therewith, tabulation (or supervision of the tabulation) of votes, response to all inquiries regarding such meetings from shareholders, the public and the media, and preparation and retention of all minutes and all other records required to be kept in connection with such meetings;

     (e) maintenance and retention of all Trust charter documents and the filing of all documents required to maintain the Trust's status as a Massachusetts business trust and as a registered open-end investment company;

     (f) arrangement and preparation and dissemination of all materials for meetings of the Board of Trustees and committees thereof and preparation and retention of all minutes and other records thereof;

     (g) preparation and filing of the Trust's federal, state and local income tax returns and calculation of any tax required to be paid in connection therewith;

     (h) calculation of all Trust and Fund expenses and arrangement for the payment thereof;

     (i) calculation of and arrangement for payment of all income, capital gain, and other distributions to shareholders of the Fund;

     (j) determination, after consultation with the officers of the Trust, of the jurisdictions in which shares of beneficial interest of each Fund ("Shares") shall be registered or qualified for sale, or may be sold pursuant to an exemption from such registration or qualification, and preparation and maintenance of the registration or qualification of the Shares for sale under the securities laws of each such jurisdiction;

     (k) provision of the services of persons who may be appointed as officers of the Trust by the Board of Trustees (it is agreed that some person or persons may be officers of both the Trust and CMA, and that the existence of any such dual interest shall not affect the validity of this Agreement except as otherwise provided by specific provision of applicable law);

     (l) preparation and, subject to approval of the Trust's chief financial officer, dissemination of the Trust's and each Fund's quarterly financial information to the Board of Trustees and preparation of such other reports relating to the business and affairs of the Trust and each Fund as the officers and Board of Trustees may from time to time reasonably request;

     (m) administration of the Trust's code of ethics and periodic reporting to the Board of Trustees of Trustee and officer compliance therewith;

     (n) provision of internal legal, accounting, compliance, audit, and risk management services and periodic reporting to the Board of Trustees with respect to such services;

     (o) negotiation, administration and oversight of third party services to the Trust including, but not limited to, custody, tax, transfer agency, disaster recovery, audit and legal services;

     (p) negotiation and arrangement for insurance desired or required of the Trust and administering all claims thereunder;

     (q) response to all inquiries by regulatory agencies, the press, and the general public concerning the business and affairs of the Trust, including the oversight of all periodic inspections of the operations of the Trust and its agents by regulatory authorities and responses to subpoenas and tax levies;

     (r) handling and resolution of any complaints registered with the Trust by shareholders, regulatory authorities, and the general public;

     (s) monitoring legal, tax, regulatory and industry developments related to the business affairs of the Trust and communicating such developments to the officers and Board of Trustees as they may reasonably request or as the Administrator believes appropriate;

     (t) administration of operating policies of the Trust and recommendation to the officers and the Board of Trustees of the Trust of modifications to such policies to facilitate the protection of shareholders or market competitiveness of the Trust and Fund and to the extent necessary to comply with new legal or regulatory requirements;

     (u) responding to surveys conducted by third parties and reporting of Fund performance and other portfolio information;

     (v) filing of claims, class actions involving portfolio securities, and handling administrative matters in connection with the litigation or settlement of such claims;



                     [[SteinRoe Variable Investment Trust]]

     (a) the provision of office space, equipment and facilities necessary in connection with the maintenance of the headquarters of the Trust;

     (b) the maintenance of the corporate books and records of the Trust, other than its accounting books and records and those of its records maintained by its investment adviser, transfer agent or custodian, and making arrangements for meetings of Trustees of the Trust;

     (c) preparation and filing of proxy materials and making arrangements for meetings of shareholders or beneficial owners of the Funds;

     (d) preparation and filing of all required reports and all updating and other amendments to the Trust's registration statement under the 1940 Act, the Securities Act of 1933, as amended and the rules and regulations thereunder;

     (e) calculation of distributions required or advisable under the Internal Revenue Code of 1986;

     (f) periodic computation and reporting to the investment adviser of the Funds' compliance with diversification and other portfolio requirements of the 1940 Act and Internal Revenue Code;

     (g) development and implementation of general shareholder and beneficial owner correspondence and communications relating to the Funds, including the preparation and filing of shareholder and beneficial owner reports as are required or deemed advisable;

     (h) general oversight of the custodial, net asset value computation, portfolio accounting, financial statement preparation, legal, tax and accounting services performed for the Trust or the Funds by others;

     (i) CMA will preserve for the Trust all records it maintains for the Trust as prescribed by the rules and regulations of the SEC in the manner and for the time periods prescribed by such rules. CMA agrees that all such records are the property and under the control of the Trust and will be made available, within five business days of any request therefor, to the Trust's Board of Trustees or auditors during regular business hours at CMA's offices. In the event of termination of this Agreement for any reason, all such records will be returned, without charge, promptly to the Trust, free from any claim or retention of rights by CMA, except that CMA may retain copies of such records; and

(j) CMA will report to the Trustees of the Trust any potential or existing material irreconcilable conflict among the interests of shareholders (the separate accounts of insurance companies investing in the Trust) of which it is aware. CMA will assist the Trustees in carrying out their responsibilities under an Order from the SEC, dated July 1, 1988, granting insurance companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of Section 9(a), 13(a), 15(a) and 15(b) of the 1940 Act and Rules 6e-2(b)(15) and 6e-3(T)(b)(15)
     thereunder, to the extent necessary to permit shares of the Trust to be sold to and held by variable annuity and variable life insurance separate accounts of insurance companies affiliated and unaffiliated with each other. CMA will provide the Trustees with all information reasonably necessary for the Trustees to consider any issues raised.



Notwithstanding the foregoing, CMA shall not be deemed to have assumed or have any responsibility under this Agreement with respect to, and shall not be responsible for, the management of the Fund's assets or the rendering of investment advice with respect thereto, or performance of functions specifically assumed by any transfer agent or custodian of the Fund, or underwriting or distribution services.